Exhibit 1

AGREEMENT

The undersigned hereby agree that this Amendment No. 21 to the Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Urstadt Biddle Properties Inc. is filed jointly, on behalf of each of them.

Dated:  May 11, 2016

/s/ Charles J. Urstadt
Charles J. Urstadt

URSTADT PROPERTY COMPANY, INC.

By:	/s/ Charles J. Urstadt
	Name:	Charles J. Urstadt
	Title:	Chairman of the Board

/s/ Elinor F. Urstadt
Elinor F. Urstadt

URSTADT REALTY ASSOCIATES CO LP

By:	URSTADT PROPERTY COMPANY, INC.
Its sole general partner

By:	/s/ Charles J. Urstadt
	Name:	Charles J. Urstadt
	Title:	Chairman of the Board

URSTADT REALTY SHARES II L.P.

By:	URSTADT PROPERTY COMPANY, INC.
Its sole general partner

By:	/s/ Charles J. Urstadt
	Name:	Charles J. Urstadt
	Title:	Chairman of the Board

/s/ Willing L. Biddle
Willing L. Biddle

/s/ Catherine U. Biddle
Catherine U. Biddle